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       AMAZON.COM ANNOUNCES $275 MILLION OFFERING OF SENIOR DISCOUNT NOTES

SEATTLE, WA, APRIL 24 -- AMAZON.COM, INC. ("AMAZON.COM") (NASDAQ:AMZN), TODAY ANNOUNCED THAT IT IS OFFERING $275 MILLION GROSS PROCEEDS OF SENIOR DISCOUNT NOTES.

THE SENIOR DISCOUNT NOTES WILL MATURE IN 2008. INTEREST ON THE NOTES WILL BE PAID SEMI-ANNUALLY IN CASH BEGINNING IN 2003. THE PROCEEDS FROM THE OFFERING WILL BE USED BY AMAZON.COM TO RETIRE APPROXIMATELY $75 MILLION OF EXISTING INDEBTEDNESS AND FOR GENERAL CORPORATE PURPOSES.

THE SENIOR DISCOUNT NOTES BEING OFFERED WILL NOT BE, AND HAVE NOT BEEN, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

AMAZON.COM IS HEADQUARTERED AT 1516 SECOND AVENUE, SEATTLE, WASHINGTON 98101. INTERNET ADDRESS: HTTP//WWW.AMAZON.COM. TELEPHONE (206) 622-2335.